TOTAL ENERGIES NOUVELLES ACTIVITES USA
24 Cours Michelet
92800 Puteaux
France

December 24, 2013

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attention: Mr. John Melo, President & CEO

Reference is made to those certain 1.5% Senior Secured Convertible Notes number RS-1 through RS-4 dated as of December 2, 2013 with an aggregate principal amount of $69,047,816.63 (each, an “R&D Note” and collectively, the “R&D Notes”) issued by Amyris, Inc., a Delaware corporation (the “Company”) to Total Energies Nouvelles Activités USA (f/k/a Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“Total”) pursuant to that certain Securities Purchase Agreement, dated as of July 30, 2012, by and among the Company and Total (as amended from time to time, the “Total Purchase Agreement”). Reference is also made to that certain Securities Purchase Agreement, dated as of August 8, 2013, as amended by that Amendment No. 1 to Securities Purchase Agreement dated as of October 16, 2013 (as amended, the “2013 Purchase Agreement”), by and among the Company, Total and the other investors party thereto. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the R&D Notes or the Total Purchase Agreement, as applicable.
The Company desires to amend the 2013 Purchase Agreement by a proposed Amendment No. 2 to the Securities Purchase Agreement to add new investors as parties thereto and to increase the aggregate principal amount of Tranche II Notes (as defined in the 2013 Purchase Agreement) that may be issued thereunder to $34,057,662.17 (the “Second Amendment”). In connection with such Second Amendment, the Company is requesting that Total provide a waiver to the Company of the covenant regarding the incurrence of Debt set forth in Section 6 (“Limitation on Debt and Liens”) of each of the R&D Notes in connection with the issuance of additional Tranche II Notes pursuant to the Second Amendment (such pending financing transactions, the “Tranche II Note Financing”).
In consideration of the matters described above and intending to be legally bound hereby, the parties hereto agree as follows:
In accordance with Section 8 of the R&D Notes (“Amendment and Waiver”), Total hereby grants, effective as of December 24, 2013, the following waiver (the “Waiver”) of the requirements of Section 6 of the R&D Notes:
Total hereby waives compliance with Section 6 of the R&D Notes with respect to the Company’s issuance of additional Tranche II Notes in accordance with the Second Amendment. Notwithstanding the foregoing, it is understood and agreed that (a) the Debt described in the previous sentence shall reduce the Debt permitted to be incurred pursuant to the first clause (i) and (ii) of Section 6(a) of the R&D Notes in accordance with the Maximum Debt Amount, (b) so long as the Debt of the Company and its Subsidiaries exceeds the Maximum Debt Amount, the Company and its Subsidiaries shall not be permitted to incur any additional Debt in reliance on this Waiver without Total’s consent, and (c) this Waiver is not a waiver of the limitations on incurring secured Debt

27121/00010/DOCS/2994347.4

imposed by the Maximum Secured Debt Amount applicable to the Company pursuant to Section 6(a) of the R&D Notes.
Except to the extent of the Waiver and as specifically modified hereby, all terms and conditions of the R&D Notes shall remain unmodified and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein. This letter agreement shall be deemed to form an integral part of each of the R&D Notes. In the event of any inconsistency or conflict between the provisions of the R&D Notes and this letter agreement, the provisions of this letter agreement will prevail and govern. All references to the “Note” in the R&D Notes shall hereinafter refer to the each such R&D Note as amended by this letter agreement.

[Signature page follows]

This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITES USA

By: /s/____________
Name: Bernard Clement
Title

Agreed to and accepted as of
the date first written above:

AMYRIS, INC.

By: _______________
Name: John G. Melo
Title: President and Chief Executive Officer

This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITES USA
By: ____________
Name:
Title

Agreed to and accepted as of
the date first written above:

AMYRIS, INC.

By: /s/_______________
Name: John G. Melo
Title: President and Chief Executive Officer

2